Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:

Investor Relations	David Oro
Embarcadero Technologies	Embarcadero Technologies, Inc.
Investor@Embarcadero.com	David.Oro@Embarcadero.com
415/834-3131	415/834-3131

FOR IMMEDIATE RELEASE

EMBARCADERO TECHNOLOGIES ANNOUNCES SECOND QUARTER 2004 RESULTS

11% Increase in Total Revenue Over Prior Year Second Quarter; Announces Amendment to its Stock Repurchase Program

San Francisco, California - July 20, 2004 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of data lifecycle management solutions, today announced results for its second fiscal quarter ended June 30, 2004.

Total revenues for the second quarter of 2004 were $13.9 million, an eleven percent increase over the prior year’s second quarter results of $12.4 million. Including facilities restructuring and impairment charges of $4.1 million, net loss and diluted loss per share under Generally Accepted Accounting Principles (GAAP) were $854,000 and $0.03, respectively, for the second quarter of 2004, as compared to GAAP net income and diluted income per share of $747,000 and $0.03, respectively, for the quarter ended June 30, 2003.

Non-GAAP net income or adjusted net income for the second quarter of 2004 was $1.9 million or $0.07 per diluted share. For the corresponding quarter in 2003, non-GAAP net income was $1.3 million or $0.05 per diluted share. Non-GAAP measurements are tax adjusted and exclude the following items: facilities restructuring and impairment charges, amortization of non-cash stock-based compensation and amortization of acquired technology. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

“While we fell short of our overall revenue targets, we nevertheless posted solid adjusted net income, generated strong cash flow from operations, and achieved record revenue from new products,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “As we move forward in 2004, we are further tightening sales execution in order to boost performance as software spending improves.”

Cash flow from operations was $4.3 million in the second quarter, compared to $2.4 million in the first quarter of 2004. Cash, cash equivalents, and short-term investments grew to $65.7 million at the quarter ended June 30, 2004. Total deferred revenues increased to $14.3 million at June 30, 2004, as compared to $14.0 million at March 31, 2004, and $12.5 million at June 30, 2003.

Embarcadero Announces Second Quarter 2004 Financial Results	2 of 6

Stock Repurchase Program

Embarcadero also announced that the Company’s board of directors has approved an amendment to its stock repurchase program, which increases by an additional one million shares the Common Stock authorized for repurchase under the program. To date the Company has repurchased approximately one million shares of its Common Stock under the program. The Company is authorized, depending on market conditions and other factors, to make repurchases of its Common Stock from time to time in the open market and negotiated transactions, including block transactions, and to discontinue the stock repurchase program at any time.

Non-GAAP Financial Measurements

The non-GAAP measurements of operating and net income and earnings per share exclude the following: facilities restructuring and impairment charges, amortization of non-cash stock-based compensation and amortization of acquired technology and assume an annualized 37% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges or the Company’s effective tax rate, and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its second quarter 2004 results, as well as provide business outlook for the third quarter of 2004, on a conference call and simultaneous Web-cast to be held today, July 20, 2004, at 2:00 PM Pacific Time. Those interested in participating may call (719) 457-2693. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Embarcadero Announces Second Quarter 2004 Financial Results	3 of 6

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces Second Quarter 2004 Financial Results	4 of 6

EMBARCADERO TECHNOLOGIES, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues:
License	$6,730	$6,421	$14,109	$12,768
Maintenance	7,123	6,024	14,169	11,885

Total revenues	13,853	12,445	28,278	24,653

Cost of revenues:
License	213	105	422	205
Amortization of acquired technology	556	556	1,111	1,111
Maintenance	620	565	1,242	1,153

Total cost of revenues	1,389	1,226	2,775	2,469

Gross profit	12,464	11,219	25,503	22,184

Operating expenses:
Research and development	3,906	4,016	7,680	7,806
Sales and marketing	5,096	4,844	10,207	9,739
General and administrative	1,543	1,308	2,756	2,610
Restructuring and impairment charges	4,068	—	4,068	—

Total operating expenses	14,613	10,168	24,711	20,155

Income (loss) from operations	(2,149)	1,051	792	2,029
Other income, net	168	159	319	285

Income (loss) before provision for income taxes	(1,981)	1,210	1,111	2,314
Benefit (provision) for income taxes	1,127	(463)	261	(671)

Net income (loss)	$(854)	$747	$1,372	$1,643

Net income (loss) per share:
Basic	$(0.03)	$0.03	$0.05	$0.06

Diluted	$(0.03)	$0.03	$0.05	$0.06

Shares used in per share calculation:
Basic	27,394	26,488	27,260	26,569

Diluted	27,394	28,212	29,184	28,244

Embarcadero Announces Second Quarter 2004 Financial Results	5 of 6

EMBARCADERO TECHNOLOGIES, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues:
License	$6,730	$6,421	$14,109	$12,768
Maintenance	7,123	6,024	14,169	11,885

Total revenues	13,853	12,445	28,278	24,653

Cost of revenues:
License	213	105	422	205
Maintenance	618	565	1,240	1,153

Total cost of revenues	831	670	1,662	1,358

Gross profit	13,022	11,775	26,616	23,295

Operating expenses:
Research and development	3,851	4,013	7,625	7,800
Sales and marketing	4,915	4,767	9,877	9,557
General and administrative	1,372	1,211	2,439	2,363

Total operating expenses	10,138	9,991	19,941	19,720

Income from operations	2,884	1,784	6,675	3,575
Other income, net	168	159	319	285

Income before provision for income taxes	3,052	1,943	6,994	3,860
Provision for income taxes	(1,130)	(622)	(2,588)	(1,236)

Net income	$1,922	$1,321	$4,406	$2,624

Net income per share:
Basic	$0.07	$0.05	$0.16	$0.10

Diluted	$0.07	$0.05	$0.15	$0.09

Shares used in per share calculation:
Basic	27,394	26,488	27,260	26,569

Diluted	29,141	28,212	29,184	28,244

The following table reconciles non-GAAP net income to as reported GAAP net income (in thousands) (unaudited):

GAAP net income (loss)	$(854)	$747	$1,372	$1,643
Amortization of acquired technology	556	556	1,111	1,111
Non-cash stock-based compensation	409	177	704	435
Restructuring and impairment charges	4,068	—	4,068	—
Non-GAAP tax adjustments	(2,257)	(159)	(2,849)	(565)

Non-GAAP net income	$1,922	$1,321	$4,406	$2,624

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EMBARCADERO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$51,152	$45,066
Short-term investments	14,592	12,901
Trade accounts receivable, net	8,135	8,237
Prepaid expenses and other current assets	2,026	1,670
Deferred income taxes	465	465

Total current assets	76,370	68,339

Property and equipment, net	3,132	3,259
Goodwill	10,337	10,337
Other intangible assets, net	288	692
Deferred income taxes	3,711	3,711
Other assets, net	2,689	3,692

Total assets	$96,527	$90,030

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$180	$1,011
Accrued liabilities	5,451	5,098
Capital lease obligation	176	—
Deferred revenue	14,005	13,219

Total current liabilities	19,812	19,328
Long-term deferred revenue	252	251
Long-term capital lease obligation	309	—
Long-term restructuring and impairment accrual	2,067	203

Total liabilities	22,440	19,782
Stockholders’ Equity	74,087	70,248

Total liabilities and stockholders’ equity	$96,527	$90,030